EXHIBIT 5.1








                                   LAW OFFICES
                         MITCHELL SILBERBERG & KNUPP LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                                 TRIDENT CENTER
                           11377 WEST OLMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1683

                                 (310) 312-2000
                               FAX: (310) 312-3100



                               September 30, 1998




Protection One Alarm Monitoring, Inc.
6011 Bristol Parkway
Culver City, California  90230

                           RE:  Registration Statement on Form S-2
                                    - Commission File No. 33-


Dear Gentlemen:


     We have acted as counsel for Protection One Alarm Monitoring, Inc. (the "Company") and Protection One, Inc., a Delaware corporation (the "Parent Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the above-captioned registration statement (the "Registration Statement") of the offer and sale by Western Resources, Inc. of 13-5/8% Senior Subordinated Discount Notes due 2005 in the initial principal amount of $13,001,000 of the Company (the "Notes") and the guarantees of the Notes (the "Guarantees") as set forth in that certain Indenture dated as of May 17, 1995, among the Company, as issuer, the Parent Company, inter alia, as guarantor, and The First National Bank of Boston ("FNBB"), as trustee, as supplemented by that certain First Supplemental Indenture dated as of July 26, 1996, among the Company, as issuer, the Parent Company, inter alia, as guarantor and State Street Bank and Trust Company ("SSBTC") as successor to FNBB as trustee and that certain Second Supplemental Indenture dated as of October 28, 1996, among the Company as issuer, the Parent Company, as guarantor and SSBTC as trustee.

     In our capacity as counsel for the Company and the Parent Company and for the purposes of this opinion, we have made such examinations and investigations of the legal and factual matters we deemed advisable, and we have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of such certificates, documents, corporate records and other instruments, as we, in our judgment, have considered necessary or appropriate to enable us to render the opinions expressed below. We also have relied in rendering those opinions, without independent investigation or confirmation, upon certificates provided by public officials and officers of the Company and the Parent Company as to certain factual matters. In the course of our examinations and investigations, we have assumed the genuineness of all signatures on


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                                      -2-


original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

     We are members of the bar of the State of California and do not herein express any opinion as to any law other than federal law, the Delaware General Corporation Law and the laws of the State of California. We, have, with your permission, assumed for purposes of the sections of this opinion letter regarding the enforceability of the Notes and Guarantees under the laws of the State of New York, without independently verifying the same, that the laws of the State of California are identical to the laws of the State of New York.

     Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the Notes and the Guarantees have been duly authorized and legally issued, and constitute the legal and binding obligations of the Company and the Parent Company, respectively, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforceability of creditors' rights generally and to the extent that enforceability thereof may be limited by certain equitable, legal or statutory principles affecting the enforcement of contractual rights generally.

     We consent to the filing of this opinion letter with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. Subject to the foregoing sentence, this opinion letter is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. The opinions contained herein are given as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.

                                       Very truly yours,



                                       /s/ MITCHELL SILBERBERG & KNUPP LLP
                                       --------------------------------------
                                           MITCHELL SILBERBERG & KNUPP LLP